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EXHIBIT 99

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                      Three Months Ended June 30,        Six Months Ended June 30,
                                                    -------------------------------    -----------------------------
                                                        2004               2003            2004             2003
                                                    -------------       -----------    ------------      -----------
Earnings (Loss) per share:

Numerator:
        (Loss)  before extraordinary item           $  (3,314,479)      $    15,082    $ (5,470,498)     $  (959,387)
        Extraordinary gain                                      -                 -       9,886,328                -
                                                    -------------       -----------    ------------      -----------
        Net Income (Loss)                           $  (3,314,479)      $    15,082    $  4,415,830      $  (959,387)
                                                    =============       ===========    ============      ===========

Denominator:
        Weighted average common shares outstanding     10,705,778         8,224,949      10,705,778        8,224,949
        Effect of dilutive securities
              Conversion of preferred stock                     -         3,014,380       3,014,380                -
              Common stock equivalents from
                warrants and options                            -           964,962          86,741                -
                                                    -------------       -----------    ------------      -----------
Denominator for diluted earnings per common share      10,705,778        12,204,291      13,806,899        8,224,949
                                                    =============       ===========    ============      ===========

BASIC

        (Loss)  before extraordinary item           $       (0.31)      $      0.00    $      (0.51)     $     (0.12)
        Extraordinary gain                                      -                 -            0.92                -
                                                    -------------       -----------    ------------      -----------
                                                    $       (0.31)      $      0.00    $       0.41      $     (0.12)
                                                    =============       ===========    ============      ===========

DILUTED

        (Loss)  before extraordinary item           $       (0.31)      $      0.00    $      (0.40)     $     (0.12)
        Extraordinary gain                                      -                 -            0.72                -
                                                    -------------       -----------    ------------      -----------
                                                    $       (0.31)      $      0.00    $       0.32      $     (0.12)
                                                    =============       ===========    ============      ===========
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